SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2014

AMARU, INC.

(exact name of registrant as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation)

000-32695	88-0490089
Commission File Number	IRS Employer Identification Number

35 Tai Seng Street, #01-01, Tata Communications Exchange, Singapore 534103

 (Address of principal executive offices)

Registrant's telephone number, including area code: (65) 6332 9287

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

In a special meeting of the Company’s shareholders held on August 22, 2014 at the Company’s corporate office, the majority of the Company’s shareholders holding a total of 59.34% (226,566,051 voting stock shares) voted for the amendment to the Company’s Articles of Incorporation to increase the Company’s total number of authorized shares of common stock to one billion shares and the preferred stock to 50 million shares. The majority of the Company's shareholders holding a total of 58.59% (223,689,175 voting stock shares) also voted for the approval and adoption of the Company's 2013 Equity Compensation Plan covering 30 million shares of common stock.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act or 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARU, INC.

Dated: September 8, 2014	By:	/s/ Chua Leong Hin
Chua Leong Hin
President

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